As filed with the Securities and Exchange Commission on August 23, 2001                Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DENDRITE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	22-2786386
(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

1200 Mount Kemble Avenue Morristown, New Jersey 07960-6769
(Address, including zip code of registrant's principal executive offices)

DENDRITE INTERNATIONAL, INC. 1997 STOCK INCENTIVE PLAN, as amended
(Full title of the Plan)

CHRISTINE A. PELLIZZARI, Esq.
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
DENDRITE INTERNATIONAL, INC.
1200 MOUNT KEMBLE AVENUE
MORRISTOWN, NEW JERSEY 07960-6769
(973) 425-1200

(Name, Address and Telephone Number of Agent For Service)

CALCULATION OF REGISTRATION FEE

========================== ======================= ======================== ======================= =======================
        Title Of                   Amount             Proposed Maximum         Proposed Maximum           Amount Of
      Securities To                To Be               Offering Price             Aggregate              Registration
      Be Registered            Registered (1)           Per Share (2)         Offering Price (2)             Fee
-------------------------- ----------------------- ------------------------ ----------------------- -----------------------

      Common Stock,
 no Par Value per share          1,750,000                 $13.03                  $22,802,500             $5,700.63
-------------------------- ----------------------- ------------------------ ----------------------- -----------------------

     (1) Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act") additional shares of Common Stock may be issuable pursuant to anti-dilution provisions of the Dendrite International, Inc. 1997 Stock Incentive Plan, as amended (the "Plan").

     (2)  Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on August 21, 2001.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     Incorporation of Documents by Reference.

     This Form S-8 is filed with the Securities and Exchange Commission ("Commission") pursuant to General Instruction E to Form S-8. The contents of prior Registration Statements on Form S-8, filed with the Commission on September 16, 1997 (File No. 333-35701), November 10, 1997 (File No. 333-09090), April 21, 1998 ( File No. 333-09092), October 12, 1999 (File No. 333-11036) and October 20, 2000 (File No. 333-48376), are incorporated herein by reference.

     The additional 1,750,000 shares being registered pursuant to this Form S-8 constitute shares of Dendrite International, Inc. Common Stock which may be issued to satisfy awards granted under the Plan. The increase in the number of shares reserved for issuance under the Plan was approved by shareholders at the 2001 Annual Meeting of Shareholders.

     The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

  The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001.
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001.
  The Registrant's Proxy Statement in connection with its 2001 Annual Meeting of Shareholders, filed on April 13, 2001.
  The description of the Company's Common Stock, no par value ("Common Stock") contained in the Company's Registration Statement on Form 8-A filed on May 24, 1995.
  The description of the Common Stock contained in the Company's Amendment No. 1 to the Registration Statement on Form 8-A filed on June 9, 1995.
  The description of the Common Stock contained in the Company's Amendment No. 2 to the Registration Statement on Form 8-A filed on June 21, 1995.

ITEM 8	EXHIBITS

5	Opinion of Legal Counsel.

23.1	Consent of Arthur Andersen LLP

23.2	Consent of KPMG LLP

23.3	Consent of Legal Counsel (included in Exhibit 5 hereto)

24	Power of Attorney (included on signature page hereto).

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on this 9th day of July, 2001.

Dendrite International, Inc. (Registrant)

JOHN E. BAILYE
By:_________________________________
John E. Bailye Chairman of the Board and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints John E. Bailye and George T. Robson, and each of them, their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                           Title                               Date
     ---------                           -----                               ----

   JOHN E. BAILYE
   _____________________                                                July 9, 2001
   John E. Bailye                      Chairman of the Board and
                                        Chief Executive Officer
                                     (Principal Executive Officer)

   BERNARD M. GOLDSMITH
   ______________________                                               July 9, 2001
   Bernard M. Goldsmith                Director

   EDWARD J. KFOURY
   ______________________                                               July 9, 2001
   Edward J. Kfoury                    Director

   PAUL A. MARGOLIS
   ______________________                                               July 10, 2001
   Paul A. Margolis                    Director

   JOHN H. MARTINSON
   ______________________                                               July 9, 2001
   John H. Martinson                   Director

   TERENCE H. OSBORNE
   ______________________                                               July 9, 2001
   Terence H. Osborne                  Director

   PATRICK J. ZENNER
   ______________________                                               July 9, 2001
   Patrick J. Zenner                   Director

   GEORGE T. ROBSON
   ______________________                                               July 10, 2001
   George T. Robson               Executive Vice President
                              (Acting Principal Financial Officer)

INDEX TO EXHIBITS

     Exhibit No.           Description

5	Opinion of Legal Counsel.

23.1	Consent of Arthur Andersen LLP

23.2	Consent of KPMG LLP

23.3	Consent of Legal Counsel (included in Exhibit 5 hereto)

24	Power of Attorney (included on signature page hereto).